UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Datascope Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

     On November 1, 2007, Datascope Corp. (“Datascope” or the “Corporation”) filed a definitive proxy statement on Schedule 14A (the “Proxy”). The Proxy listed under the caption “Cost of Solicitation,” and Appendix A thereto, the names of certain directors and officers of Datascope that the Corporation anticipated would contact stockholders to solicit proxies on its behalf and would therefore be considered “participants” in the Corporation’s solicitation of proxies. Datascope has since determined that it is necessary for additional officers and employees of the Corporation to solicit stockholders on its behalf.
     Set forth below is the information required under SEC rules regarding those additional officers and employees of Datascope who may solicit proxies on the Corporation’s behalf and are therefore considered “participants” in the solicitation of proxies for Datascope’s 2007 Annual Meeting of Stockholders.
Officers
     The additional executive officers of the Corporation who are “participants” in the Corporation’s solicitation of proxies are set forth below. The business address for each of these executive officers is c/o Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645.
Fred Adelman, Vice President, Chief Accounting Officer
Robert O. Cathcart, Vice President; President, Interventional Products Division
Antonino Laudani, Chief Operating Officer
Employees
     The employee of the Corporation who is a “participant” in the Corporation’s solicitation of proxies is set forth below. The business address of the employee is c/o Datascope Corp., 800 MacArthur Blvd., Mahwah, New Jersey 07430.
Thomas Bielan, Vice President, Finance
Information Regarding Ownership of Corporation’s Securities by Participants
     The following table sets forth the shares of Common Stock of the Corporation held as of November 23, 2007 by the persons listed above under the captions “Officers” and “Employees.”

Name of	Amount and Nature		Percent of
Beneficial	of Beneficial		Common
Owner(1)	Ownership		Stock(2)
Fred Adelman	33,089	(3)	*
Thomas Bielan	3,344	(4)	*
Robert O. Cathcart	60,042	(5)	*
Antonino Laudani	70,400	(6)	*
*	Represents less than 1% of the shares of Common Stock of the Corporation outstanding as of November 23, 2007.

(1)	This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.

(2)	Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of November 23, 2007. For the purpose of calculating each person’s beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of November 23, 2007 are deemed to be beneficially owned by, and outstanding with respect to, such person. An option is considered exercisable within 60 days of November 23, 2007 if the option has vested or will vest within such period, even though by November 23, 2007 the threshold price, which, depending on the option, may be a condition for exercisability, may not have been reached.

(3)	Includes 21,700 shares issuable pursuant to currently exercisable stock options.

(4)	Consists entirely of restricted stock shares issued on August 27, 2007. The restricted stock shares vest in 4 equal annual installments of 25% on the anniversary of the grant date.

(5)	Includes 54,000 shares issuable pursuant to currently exercisable stock options, and 5,000 shares issuable pursuant to options exercisable within 60 days of November 23, 2007.

(6)	Consists of 40,400 shares issuable pursuant to currently exercisable stock options and 30,000 shares of restricted stock granted on August 22, 2007. The restricted stock shares vest in 4 equal annual installments of 25% on the anniversary of the grant date.
Information Regarding Transactions in the Corporation’s Securities by Participants
     The following table sets forth information regarding purchases and sales of shares of our Common Stock within the past two years by the persons listed above under “Officers” and “Employees”.

	Date of	Number of Shares of Common
Name	Transaction	Stock Purchased or (Sold)	Notes
Fred Adelman	02/22/2006	5,000	(1)
	02/22/2006	(5,000)	(2)
	02/28/2006	2,500	(1)
	02/28/2006	(2,500)	(2)
Thomas Bielan	03/01/2006	10,000	(1)
	03/01/2006	(10,000)	(2)
	08/27/2007	3,330	(3)
Robert O. Cathcart	03/10/2006	10,200	(1)
	03/10/2006	(10,200)	(2)
Antonino Laudani	03/07/2006	10,000	(1)
	03/07/2006	(10,000)	(2)
	09/11/2007	30,000	(3)

(1)	Exercise of option to purchase Common Stock.

(2)	Sale of Common Stock.

(3)	Grant of restricted shares.

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